EXHIBIT 10.59

      BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT


          This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this 6th day of January, 1992, by and between Panda-Rosemary Corporation, a Delaware corporation (the "Corporation") and Panda-Rosemary, L.P., a Delaware limited partnership doing business in North Carolina as Panda-Rosemary, Limited Partnership (the "Partnerships"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Restated Letter of Credit and Reimbursement Agreement, dated as of March 2l, 1990, as amended on June 1, 1990, by and among the Corporation, The Fuji Bank Limited, acting through its Houston Agency, as agent and as issuing bank, and the banks party thereto (the "Reimbursement Agreement"). Commercial terms used herein and not otherwise defined herein (whether expressly or by reference to another document) shall have the meaning specified for such terms in the Uniform Commercial Code in effect in the State of North Carolina.

                      W I T N E S S E T H:

          WHEREAS, the Corporation has agreed to sell, bargain, transfer, convey, assign and deliver to the Partnership, and the Partnership has agreed to accept and assume from the Corporation, substantially all of the Corporation's right, title and interest in and to all tangible and intangible assets used or useful by the Corporation in connection with that certain cogeneration facility located in Roanoke Rapids, North Carolina, together with all of the Corporation's liabilities and obligations in connection therewith; and

          WHEREAS, contemporaneously herewith, the Corporation and the Partnership have entered into (i) the Leasehold and Real Property Assignment and Assumption Agreement of even date herewith and (ii) the Loan Agreement Assignment and Assumption Agreement of even date herewith (all right, title and interest transferred pursuant to the Agreements identified in (i) and (ii) hereinafter the "Excluded Property"); and

          WHEREAS, the Corporation desires to sell, bargain, transfer, convey, assign, deliver and delegate to the Partnership, and the Partnership desires to accept and assume from the Corporation, the assets described below, together with all of the Corporation's liabilities and obligations with respect thereto;

          NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants contained herein, $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation hereby irrevocably grants, bargains, sells, transfers, conveys, assigns and delivers to the Partnership its successors and assigns, forever, all of the Corporation's right, title and interest (after giving effect to the transactions contemplated by that certain Assignment, Delegation and Assumption Agreement of even date herewith from the Parent to the Corporation) in and to all assets and properties of the Corporation of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, including, without limitation, cash and cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, equipment, inventory, goods and intellectual property, owned by the Corporation and used or useful in the ownership, design, construction, operation, management, maintenance, engineering or equipping of the Project, as the same shall exist on the date hereof, including, without limitation, all of the following:

     (i) All of the Corporation's right, title and interest in and to each contract, lease, agreement, evidence of debt, mortgage, indenture, security agreement, option and any other contract or right (whether written or oral) relating to the Project or any aspect thereof, including, without limitation, all of the Corporation's rights with respect to the agreements and instruments identified on Schedule A attached hereto, and including the Subordinated Loan Documents (collectively, the "Contracts", and, individually, as a "Contract").

     (ii) (A) The leases and subleases of real property as to which the Corporation is the lessor or sublessor and (B) the leases and subleases of real property as to which the Corporation is the lessee or sublessee, together with any options to purchase the underlying property and all buildings, structures, facilities, fixtures and other improvements thereon (the "Leasehold Improvements") and in each case all other rights , subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the leases and subleases described in subclauses (A) and (B), the "Real Property Leases");

     (iii) All rights to receive payments and all accounts receivable and all notes, bonds and other evidences of debt arising in connection with the Project, and the security agreements related thereto, including, but not limited to, the rights to receive payments arising out of the sale of electricity and capacity and steam, including any rights of the Corporation with respect to any third party collection procedures or any other actions or proceedings which have been commenced in connection therewith (the "Accounts Receivable");

     (iv) All furniture, fixtures, equipment, machinery, inventory and other tangible personal property (other than vehicles), including, but not limited to, all natural gas, all fuel oil, all turbines, and generators, used or held for use in connection with the Project located at the Facility Site or at any other location or otherwise used or held for use by the Corporation in connection with the Project, including any of the foregoing purchased under and subject to any conditional sales or title retention agreement in favor of any other person (the "Tangible Personal Property");

     (v) (A) The leases or subleases of tangible personal property as to which the Corporation is the lessor or sublessor and (B) the leases of tangible personal property as to which the Corporation is the lessee or sublessee, together with any options to purchase the underlying property (the leases and subleases described in subclauses (A) and (B), the "Personal Property Leases"), and each such Personal Property Lease with annual rent in excess of $200,000 is identified on Schedule B attached hereto;

     (vi) All prepaid expenses arising in connection with the Project (the "Prepaid Expenses");

     (vii) All patents, trademarks, copyrights, service marks, trade secrets, logos and designs and other Intellectual Property used or held for use in connection with the Project (including the Corporation's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Project (the "Intangible Personal Property";

     (viii) To the extent transfer is not covered exclusively pursuant to a certificate of title, all motor vehicles owned or leased by the Corporation and used or held for use in connection with the Project (the "Vehicles");


     (ix) All books and records used or held for use in the conduct of the business or otherwise relating to the Project, other than the minute books, stock transfer books and corporate seal of Corporation (the "Business Books and Records");

     (x) All insurance policies, all title insurance policies, all claims under insurance policies, all rights to indemnification, all warranties (whether express or implied) arising under any Contract and all other claims and causes of action relating to the Project, but excluding, in all such cases, any such policies, claims thereunder, rights to indemnification, warranties and other claims and causes of action relating to, or in respect of, the Retained Property (as defined below); and

     (xi) All of the Corporation's right, title and interest to any checking, saving, deposit or other account, to any investment of any kind, and to any monies held in any such account or otherwise to the extent, in each case, not constituting Retained
Property;

          All such assets, properties and rights being hereinafter collectively referred to as the "Assigned Assets".

          Notwithstanding the foregoing, the Corporation shall not be deemed to have granted to the Partnership its right, title and interest in any of the following:

     (i) the Excluded Property; and

     (ii) the Corporation's right, title and interest in and to
(a) the Construction Contract, (b) the Construction Guarantee,
(c) the Gas Sales Agreement, dated July 24, 1989, between the Corporation and Sunrise Energy Company, (d) the Government Approvals, to the extent that both the Corporation and the Partnership are designated permitees thereunder, prior to giving effect to this Agreement (but only to the extent of the Corporation's interest therein) or, in the case of the Government Approvals set forth on Schedule C hereto, the Corporation is the sole permittee thereunder, and any other Government Approvals to the extent that transfer hereunder is contrary to the terms and conditions thereof or could void or otherwise adversely affect such Government Approval, (e) $3,416,033.61 deposit on the date hereof in the Reimbursement Obligations Account, (f) all amounts on deposit on the date hereof in each of the Revenues Account and the Debt Service Reserve Account (such right, title and interest in subclauses (a), (b), (c), (d), (e) and (f) above, hereinafter collectively, the "Retained Property") :

          TO HAVE AND TO HOLD the same unto the Partnership, its successors and assigns, forever.

          The Partnership hereby accepts, subject to the Liens of the Collateral Agent for the benefit of the Secured Parties arising in connection with the Security Documents, the sale, transfer conveyance, assignment and delivery of the Assigned Assets and the delegation of the obligations in connection therewith and hereby assumes and agrees to perform, pay and discharge when due all liabilities and obligations of whatsoever kind, character or description (whether known or unknown, whether contingent or otherwise) of the Corporation in connection with the Assigned Assets. In addition, the Partnership agrees to pay to the Contractor, on behalf of the Corporation, all amounts, if any, up to $5.6 million, payable by the Corporation in respect of any settlement or adjudication of that certain litigation styled Hawker Siddeley Power Engineering Inc. v. Panda-Rosemary Corporation, #91-CVS-1168, currently pending in the Superior Court of Halifax County, North Carolina, it being understood and agreed that such amount shall represent the Partnership's sole liability and obligation in respect of such matter.

          The Corporation (i) represents, warrants, covenants and agrees that (x) it has good and marketable title to the Assigned Assets, free and clear of all liens and encumbrances other than Permitted Encumbrances and (y) it has all power and authority (corporate and otherwise) to sell, assign and transfer the Assigned Assets to the Partnership and (ii) will warrant and defend the sale of the Assigned Assets against all and every person or persons whomsoever claiming against any or all of the same.

          At any time or from time to time after the date hereof, at the Partnership's request and without further consideration, the Corporation shall execute and deliver to the Partnership such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the Partnership may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Partnership, and to confirm the Partnership's title to, all of the Assigned Assets, and, to the full extent permitted by law, to put the Partnership in actual possession and operating control of the Assigned Assets and to assist the Partnership in exercising all rights with respect thereto.

          The Corporation agrees that in the event that it shall receive any payment that becomes due under any Contract constituting an Assigned Asset or with respect to any Accounts Receivable constituting an Assigned Asset or any other Assigned Asset on or after the date hereof, it will promptly pay over the same to the Partnership or as directed by the Partnership.

          This Assignment and Assumption and Bill of Sale
Agreement, shall inure to the benefit of and be binding upon the Corporation and the Partnership and their respective successors and assigns.

          Notwithstanding anything to the contrary contained herein, no partner in the Partnership (other than the Corporation) nor any of its or the Corporation's stockholders or affiliates or any officer or director of any thereof (a "Non-Recourse Person") shall have any liability to any party hereto for the payment of any sums now or hereafter owing hereunder, directly, indirectly or contingently, by either party hereto, or for the performance of any of the obligations of either party hereto contained herein, or shall otherwise be liable or responsible with respect thereto.

          This Bill of Sale and Assignment and Assumption
Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION
AGREEMENT SHALL BE GOVERNED BY, AND ENFORCED AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

          IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Bill of Sale and Assignment and Assumption Agreement under seal on the day and year first above written.

                                PANDA-ROSEMARY CORPORATION




                                By:
                                Name: Robert A. Wolf
                                Title: Vice President


ATTEST:

By:

Its:

[AFFIX CORPORATE SEAL]


                                PANDA-ROSEMARY, L.P., (doing
                                   business in North Carolina as
                                   PANDA-ROSEMARY, LIMITED
                                   PARTNERSHIP) [SEAL]

                                   By Panda-Rosemary Corporation,
                                   its sole general partner
                                   [SEAL]



                                By:
                                  Name: Robert A. Wolf
                                  Title:  Vice President


ATTEST:

By:

Its:

[AFFIX CORPORATE SEAL]
                                                    Schedule A to
                                      Bill of Sale and Assignment
                                         and Assumption Agreement

1. Power Purchase and Operating Agreement, dated as of January 24, 1989, between Panda Energy Corporation and Virginia Electric and Power Company, as assigned by Panda Energy Corporation to Panda-Rosemary Corporation pursuant to an Assignment and Assumption Agreement, dated May 15, 1989, between Panda Energy Corporation and Panda-Rosemary Corporation, and as amended by Amendment No. 1, dated October 24, 1989.

2.   Letter dated October 26, 1989, from Virginia Electric and
     Power Company authorizing change of party from Panda Energy
     Corporation to Panda-Rosemary Corporation.

3.   Letter dated October 20, 1989, from Virginia Electric and
     Power Company concerning notice to Panda-Rosemary
     Corporation when dispatch in excess of 2000 hours is expected.

4. Fuel Supply Management Agreement, dated October 10, 1990, between Panda-Rosemary Corporation and Natural Gas
     Clearinghouse, as amended by Amendment Number 1, dated March
     5, 1991.

5. Supplements to, and supplemental agreements relating to, the Fuel Supply Management Agreement:

     a.   Fuel Oil Hedging Agreements under the Fuel Supply
          Management Agreement:

          (i)       August 22, 1991 for 4,000 bbls.

          (ii)      September 9, 1991 for 2,000 bbls.

          (iii)          September 9, 1991 for 2,000 bbls.

     b.   Fuel Oil Purchase Agreement, between Panda-Rosemary
          Corporation and Natural Gas Clearinghouse effective
          October 15, 1990.

     c.   Fuel Oil Purchase Agreement, between Panda Energy
          Corporation and Natural Gas Clearinghouse effective
          November 18, 1991.

     d.   Fuel Oil Purchase Agreement, between Panda-Rosemary
          Corporation and Natural Gas Clearinghouse effective
          November 18, 1991.

     e.   Confidentiality Agreement, dated June 5, 1991, between
          Panda Energy Corporation and Natural Gas Clearinghouse.

     f. General Agent Confirmation Letter, dated August 2, 1990 between Panda-Rosemary Corporation and Natural Gas
          Clearinghouse.

6. Real Property Lease and Easement Agreement, dated as of June 9, 1989, between Panda-Rosemary Corporation and The Bibb Company, as amended by the First Amendment, dated October 1, 1989, and by the Second Amendment dated as of January 31, 1990.

7. Turnkey Construction Agreement, dated as of May 16, 1989, between Panda-Rosemary Corporation and Hawker Siddely Power Engineering, Inc., as amended by the First Amendment to Turnkey Construction Agreement, dated as of October 1, 1989.

8. Notice to Proceed under the Turnkey Construction Contract, dated May 24, 1989.

9. Construction Contract Payment and Performance Guarantee, dated as of October 1, 1989 between Panda-Rosemary
     Corporation and Hawker Siddeley, PLC.

10. Operations and Maintenance Agreement, dated October 1, 1989, between University Technical Services, Inc. and Panda-
     Rosemary Corporation.

11.  Performance Bond and Labor Material Payment Bond, dated
     November 13, 1990.


12. Cogeneration Energy Supply Agreement January 12, 1989, between Panda Energy Corporation and The Bibb Corporation, dated as of January 12, 1989, as assigned by Panda Energy Corporation to Panda-Rosemary Corporation pursuant to an Assignment and Assumption Agreement, dated May 15, 1989, between Panda Energy Corporation and Panda-Rosemary Corporation, and as amended by the First Amendment to Cogeneration Energy Supply Agreement, dated October 1, 1989.

13.  Guaranty, dated January 6, 1992 by and between Panda Energy
     Corporation, Panda-Rosemary Corporation and Bibb.

14. Gas Purchase Contract, dated April 12 , 1990 , between Panda-Rosemary Corporation and Natural Gas Clearinghouse.

15. Pipeline Operating Agreement, dated February 14, 1990, among Panda Energy Corporation, Panda-Rosemary Corporation and North Carolina Natural Gas, as amended by Amendment Number 1 dated May 9, 1990 and Amendment Number 2, dated December 13, 1991.

16   Assignment Agreement, dated June 15, 1990 by and between
     Panda Energy Corporation and Panda-Rosemary Corporation.

17. Supplements to, and supplemental agreements relating to, the Pipeline Operating Agreement:

     a.   NCNG Pipeline Construction Approval, dated November 2,
1990.

     b.   Construction Contract effective September 4, 1990,
          between Distribution Construction Co. and Panda-
          Rosemary Corporation relating to the NCNG Interconnect
          .

     c.   NCNG Encroachment Agreement, granted June 19, 1990 by
          North Carolina Natural Gas Corporation and Panda-
          Rosemary Corporation.

18.  Precedent Agreement, dated December 28, 1990, between Panda
     Energy Corporation and Transcontinental Pipeline
     Corporation.

l9. Supplements to, and supplemental agreements relating to, Precedent Agreement:

     a. Lateral Line Interconnect and Reimbursement Agreement, dated August 1, 1990, between Transcontinental Gas
          Pipeline Corporation and Panda Energy Corporation.

     b.   Service Agreement, dated October 22, 1991 between
          Transcontinental Gas Pipeline Corporation and Panda
          Energy Corporation.

     c. Depository Escrow Agreement, dated November 1, 1991 between Panda-Rosemary Corporation and NCNB Texas
          National Bank.

20. ITS-l Transportation Service Agreement, dated April 4, 1991, between Columbia Gulf Transmission Company and Panda Energy Corporation (acting on behalf of Columbia Gas Transmission Corporation) (Contract No. 900614-003 Agreement No. 35931).

21.  Service Agreement for Service under ITS Rate Schedule, dated
     April 4, 1991, by and between Columbia Gas Transmission
     Corporation and Panda-Rosemary Corporation (Control No.
     900614002 Agreement No. 35930).

22.  Letter Agreement between Columbia Gas Transmission
     Corporation and Panda-Rosemary Corporation, dated March 7,
     1991.

23.  Turnkey Pipeline Construction Agreement, dated April
     27,1990, between Panda-Rosemary Corporation and Universal
     Ensco, Inc.

24. Consent to Assignment, Delegation and Assumption Agreement between Transcontinental Gas Pipeline Corporation , Panda
     Energy Corporation and Panda-Rosemary Corporation, dated
     August 23, 1991.

25.  Assignment and Assumption Agreement between Panda Energy
     Corporation and Panda-Rosemary Corporation dated May
     15,1989.

26. Assignment and Assumption Agreement, dated January 9, 1990, between Panda Energy Corporation and Panda-Rosemary
     Corporation.

27. Assignment of Agreements, effective July 1, 1991, from Panda-Rosemary Corporation to and accepted by Panda-Rosemary
     Corporation and the Panda-Rosemary, L.P., and consented to by CSX Transportation, Inc. on July 16, 1991.

28.  Irrevocable Letter of Credit No. LG9009/950029, dated
     October 26, 1989 in an aggregate amount not exceeding
     $121,961,200 for the account of Panda-Rosemary Corporation in favor of the NCNB National Bank of North Carolina issued by The Fuji Bank Limited, Acting Through Its Houston Agency.

29. Irrevocable Standby Letter of Credit No. CLC909/050086, dated January 11, 1991 in an aggregate amount not exceeding $4,950,000 for the account of Panda-Rosemary Corporation in favor of Virginia Electric and Power Company issued by The Fuji Bank Limited, Acting Houston Agency.

30.  Leasehold Deed of Trust and Security Agreement, dated as of
     October 1, 1989, among Panda-Rosemary Corporation, The Fuji
     Bank & Trust Company and Patricia B. Carter as Trustee.

31.  First Modification to the Leasehold Deed of Trust and
     Security Agreement, dated as of December 29, 1989, among the Panda-Rosemary Corporation, The Fuji Bank & Trust Company and Patricia B. Carter as Trustee.

32.  Second Modification to the Leasehold Deed of Trust and
     Security Agreement, dated as of April 3, 1990, among the Panda-Rosemary Corporation, The Fuji Bank & Trust Company, and Patricia B. Carter as Trustee.

33.  Third Modification to the Leasehold Deed of Trust and
     Security Agreement, dated as of July 12, 1990, among the Panda-Rosemary Corporation, The Fuji Bank & Trust Company, and Patricia B. Carter as Trustee.

34.  Loan Agreement, dated as of October 1, 1989, between Panda-
     Rosemary Corporation and Halifax Regional Economic
     Development Corporation.

35.  Letter of Representation and Indemnification, dated October
     18, 1989, from the Panda-Rosemary Corporation to the Halifax
     Regional Economic Development Corporation and Morgan Stanley
     & Co. Incorporated and Eppler Guerin & Turner.

36. Subordinated Loan Agreement, dated as of October 1, 1989, between Panda-Rosemary Corporation and Heller Financial,
     Inc.

37.  Subordinated Note, dated October 27, 1989, by Panda-Rosemary
     Corporation to Heller Financial, Inc.

38. Amended and Restated Net Profits Share Agreement, dated as of October 1, 1989, by and between Panda-Rosemary
     Corporation and Heller Financial, Inc.

39. Subordinated Loan Agency Agreement, dated October 20, 1989, between Panda-Rosemary Corporation and NCNB Bank of North
     Carolina.

40. Memorandum of Agreement and Option to Purchase, dated May 8, 1990, by and among Panda Energy Corporation, Panda-Rosemary Corporation and North Carolina Natural Gas Clearinghouse, filed at Book 1477, Page 484, Halifax County Registry and at Book 669, Page 301, Northampton County Registry, North Carolina.

41. Right of way Encroachment Agreement dated March 8, 1990, by and between the North Carolina Department of Transportation and Panda-Rosemary Corporation, permitting the pipeline to cross under NC 48 and NC 125 in Halifax County.

42. Right of Way Encroachment Agreement dated February 2, 1990, by and between the North Carolina Department of Transportation and Panda-Rosemary Corporation, permitting the pipeline to cross Highway 9 and State Roads 1201, 1202 and 1203.

43. Right of Way Encroachment Agreement dated March 27, 1990, by and between the North Carolina Department of Transportation and Panda-Rosemary Corporation, permitting the pipeline to cross under I-95 South at NC 46.

44. Right of Way Encroachment Agreement dated April 18, 1990, from the City of Roanoke Rapids to Panda-Rosemary
     Corporation along city-owned streets and crossing city-owned streets for the 9.6 mile natural gas pipeline.

45.  Easement, dated April 26, 1990, from the State of North
     Carolina to Panda-Rosemary Corporation for under water natural gas pipeline.

46.  Virginia Electric and Power Company Right-of-Way
     Encroachment and Easement Agreement dated as of May 11,
     1990, between the Virginia Electric and Power Company and
     Panda-Rosemary Corporation.

47.  Release Deeds dated October 24 , 1989, by and between Ashley
     L. Hogewood, Jr., Trustee, Heller Financial, Inc. and Panda-
     Rosemary Corporation.

48.  J.W. Crew Estate Fee Simple Conveyance to Panda-Rosemary
     Corporation for the Pleasant Hill Metering Station, dated
     April 16, 1990, and recorded in Book 669, page 358,
     Northampton Public Registry .

49.  Waiver, Release, Attornment and Nondisturbance Agreement
     from Citicorp North America, Inc. re: facility site as
     amended by Amendment Number One dated February 2l, 1990 and
     Amendment Number Two, dated         , 1990.

50.  Easement from The Bibb Company dated April 30, 1990, re: the
     Patterson Plant site.

51. Easement from James W. Mullis dated April 25, 1990, re: the closed portion of 8th Street.

52. Pipeline Crossing Agreement dated as of May 9, 1990, by and between CSX and Panda-Rosemary Corporation, re: eight pipelines or duct work.

53. Wireline Crossing Agreement dated as of May 10, 1990, by and between CSX and Panda-Rosemary Corporation, re: two wires or cable.

54. Pipeline Crossing Agreement dated as of May 11, 1990, by and between CSX and Panda-Rosemary Corporation, re: a pipeline or duct work.

55. Right-of-Way/Easements with respect to the pipeline from the following entities and individuals:

          Tract                         Owner

          NH-1A.1             J.W. Crew Estate
          NH-1A.1A            J.W. Crew Estate
          NH-1A.2             J.W. Crew Estate
          NH-1A               J.W. Crew Estate
          NH-1B               J.W. Crew Estate
          NH-1C               Champion International Corp.
          NH-2                Priscilla Cotton
          NH-3                Julie F. Ingram
          NH-4                Waverly C. Hardy Estate
          NH-5                Julie F. Ingram
          NH-6A               Champion International Corp.
          NH-6B               Champion International Corp.
          NY-7                Champion International Corp.
          NH-8A               J.T. Hargrave Jr.
          NH-8B               Planter Nat'l Bank & Trust
          NH-9                J.T. Hargrave Jr.
          NH-10               Mary C. (Suiter) Memory
          NH-11               Intentionally omitted
          NH-12               R.W. Jordan Estate
          NH-13A              Ernest Elton Odom
          NH-13B              Ernest Elton Odom
          NH-14               Nina T. Hawkins Estate
          NH-15               Albert Ray Tudor
          NH-16               Nina T. Hawkins Estate
          NH-17               Nina T. Hawkins Estate
          NH-18               Tudor et ux
          NH-19               J.H. Harris Estate
          Nh-20               J.A. Suiter Estate
          NH-21               W.J. Long
          NH-22               W.J. Long
          NH-23               Champion International Corp.
          NH-24               Champion International Corp.
          H-l                 Virginia Electric and Power Company
                              (corridor)


56. Engineering Services Contract, dated February 21, 1991, between Panda-Rosemary Corporation and Ford, Bacon & Davis,
     Inc.

57.  C.H. Guernsey & Company, dated July 7, 1989 (Panda-Rosemary
     Corporation's Consulting Engineering Firm for the Facility).

58.  Purchase Orders attached hereto as Exhibit A.


                                                       SCHEDULE B
                                          TO THE BILL OF SALE AND
                              ASSIGNMENT AND ASSUMPTION AGREEMENT




                    Personal Property Leases
                 With Annual Rents in Excess of
                            $200,000

          None exist as of the date hereof.









                                                       SCHEDULE C
                                          TO THE BILL OF SALE AND
                              ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                      PAGE 1 OF 2

                  Permits With the Corporation
                        as Sole Permittee

1. Conditional Use Permit for Panda Energy Corporation, approved May 1, 1989 - City of Roanoke Rapids.

2. Approval of the Application for Approval of Plans and Specifications for Water Supply Systems (extension of water main under North Carolina State Highway 48 - Roanoke Avenue)
     - State of North Carolina.

3.   Privilege License - City of Roanoke Rapids.

4. Right-of-way encroachment agreement to construct water pipes extending to and connecting with existing water main under State Highway (North Carolina State Highway 48 - Roanoke
     Avenue) - State of North Carolina.

5.   Wastewater Discharge Approval - City of Roanoke Rapids
     Sanitary District.

6.   Permit to cross Interstate Highway (Interstate I-95) -
     Federal Highway Administration and State of North Carolina.

7.   Permit to cross State Highway (North Carolina State Highway
     46) - State of North Carolina.

8.   Permit to cross State Highway (North Carolina State Highway
     48) - State of North Carolina.

9.   Permit to cross State Highway (North Carolina State Highway
     48 - Roanoke Avenue) - State of North Carolina.

10.  Permit to cross State Highway (North Carolina State Highway
     125 - 10th Street) - State of North Carolina.

11.  Permit to cross S.R. 1201 - State of North Carolina.

12.  Permit to cross S.R. 1202 - State of North Carolina.

13.  Permit to cross S.R. 1203 - State of North Carolina.

14.  NC DOT Driveway Permit - State of North Carolina.

                                                       SCHEDULE C
                                          TO THE BILL OF SALE AND
                              ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                      PAGE 2 OF 2

                  Permits With the Corporation
                        as Sole Permittee


15.  Order Granting Application for Certification as a Qualifying
     Cogeneration Facility, issued August 4, 1989 - FERC.

16.  Radio Permits - Federal Communications Commission

          a. Form 572C - Interim Permit in the name of the Company.

          b.   Forms 1046 and 574.

17.  Oil Terminal Facility Certificate - State of North Carolina.